Exhibit No. 16.1

Eight Dragons Company
File No. 000-28453
Form 8-K
Report Date: October 8, 2014

October 8, 2014

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Gentlemen:

On October 8, 2014, this Firm received the final copy of a Current Report on Form 8-K to be filed by Eight Dragons Company (SEC File #000-28453, CIK
#1100778) ("Company") reporting an Item 4.01 - Changes in Registrant's Certifying Accountant.

We have no  disagreements  with the statements  made in the final Form 8-K, Item
4.01 disclosures which we read.


/s/ Larry Goldman
-------------------------------------
Mr. Larry Goldman
Goldman Accounting Services CPA, PLLC
Date: October 8, 2014